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                                                                   EXHIBIT 23.7

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of PRIMESTAR, Inc. of our report dated February 14, 1997, except as to the subsequent events described in Note 13 which are as of March 9, 1997, relating to the financial statements of PRIMESTAR Partners, L.P., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP
Philadelphia, Pennsylvania
February 4, 1998